Exhibit 99.1

Centennial Resource Development Announces
Commitments for Private Placement of Equity

DENVER, CO, May 5, 2017 (GLOBE NEWSWIRE) — Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced that it entered into an agreement to issue and sell 23.5 million shares of its Class A Common Stock to third-party investors in a private placement for gross proceeds of approximately $341 million. Centennial expects to use the net proceeds from the offering to fund its pending acquisition of certain undeveloped acreage and producing oil and gas properties from GMT Exploration Company (“GMT”). The closing of the equity issuance is expected to occur on or about June 8, 2017 and is subject to certain closing conditions, including the closing of the GMT acquisition and other customary closing conditions.

Credit Suisse Securities (USA) LLC acted as the sole placement agent, and Barclays served as a financial advisor to Centennial in connection with the offering.  Latham & Watkins LLP acted as legal counsel to Centennial.

The shares offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

About Centennial Resource Development, Inc.

Centennial Resource Development, Inc. is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements may include statements about:

•                  our business strategy;

•                  our reserves;

•                  our drilling prospects, inventories, projects and programs;

•                  our ability to replace the reserves we produce through drilling and property acquisitions;

•                  our financial strategy, liquidity and capital required for our development program;

•                  our realized oil, natural gas and natural gas liquids (“NGL”) prices;

•                  the timing and amount of our future production of oil, natural gas and NGLs;

•                  our hedging strategy and results;

•                  our future drilling plans;

•                  our competition and government regulations;

•                  our ability to obtain permits and governmental approvals;

•                  our pending legal or environmental matters;

•                  our marketing of oil, natural gas and NGLs;

•                  our leasehold or business acquisitions;

•                  our costs of developing our properties;

•                  general economic conditions;

•                  credit markets;

•                  uncertainty regarding our future operating results;

•                  our plans, objectives, expectations and intentions contained in this press release that are not historical;

•                  the closing of the GMT acquisition; and

•                  the other factors described in our Annual Report on Form 10-K filed with the SEC on March 23, 2017 (the “Annual Report”), and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in Part I, Item 1A of the Annual Report.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Hays Mabry

Director, Investor Relations

(832) 240-3265

ir@cdevinc.com